TEXAS INSTRUMENTS INCORPORATED
                                 BY-LAWS

                  (As Amended Through December 4, 1997)

                                  Index*
                                  ------

      Page
ARTICLE I - Offices
  Section  1.  Registered Office                                   1
         	  2.  Other Offices                                       1


ARTICLE II - Meetings of Stockholders
  Section  1.  Annual Meetings                                     1
           2.  Special Meetings                                    2
           3.  Place of Meeting                                    2
           4.  Notice of Meetings                                  2
           5.  Quorum                                              3
           6.  Voting                                              3
           7.  List of Stockholders                                4
           8.  Inspectors                                          5
           9.  Nomination of Directors; Notice of
                 Stockholder Nominees                              5
          10.  Business at Annual Meeting; Notice
                 of Stockholder Business                           7


ARTICLE III - Board of Directors
  Section  1.  General Powers                                      8
           	2.  Number, Term of Office, and
                 Qualifications                                    8
           3.  Election of Directors                               8
           4.  Organization and Order of Business                  9
           5.  Resignations                                        9
           6.  Vacancies and Increases                             9
           7.  Emergency By-Laws and Other
                 Powers in Emergency                               9
           8.  Place of Meeting                                   11
           9.  Annual Meetings                                    11
          10.  Regular Meetings                                   11
          11.  Special Meetings; Notice                           12
          12.  Quorum and Manner of Acting                        12
          13.  Compensation                                       13

*This Index is not part of the official text of the By-Laws.


                                                               Page

ARTICLE IV - Committees of Directors
  Section  1.  Appointment of Committees                         14
           2.  Procedure                                         14
           3.  Minutes of Committee Proceedings                  15


ARTICLE V - Officers
  Section  1.  Principal Officers                                15
           2.  Election and Term of Office                       15
           3.  Additional Officers and Agents                    16
           4.  Removal                                           16
           5.  Resignations                                      16
           6.  Vacancies                                         17
           7.  Chairman of the Board of Directors                17
           8.  President                                         17
           9.  Inability of Chairman of the Board
               and President to Act                              18
          10.  Executive Vice Presidents,
               Group Vice Presidents,
               Senior Vice Presidents, and
               Vice Presidents                                   18
          11.  The Secretary                                     18
          12.  The Assistant Secretary                           19
          13.  The Treasurer                                     19
          14.  The Assistant Treasurer                           20
          15.  Salaries                                          21


ARTICLE VI - Limitation of Liability and Indemnification
    of Directors, Officers and Certain
    Representatives of the Corporation
  Section  1.  Limitation of Liability                          21
           2.  Indemnification of Directors,
                 Officers, and Employees                        21


ARTICLE VII - Contracts, Checks, Drafts, Bank Accounts,
   Books and Records, etc.
  Section  1.  Execution of Contracts                           23
           2.  Loans                                             23
           3.  Checks, Drafts, etc.                              23
           4.  Deposits                                          24
           5.  General and Special Bank Accounts                 24
           6.  Proxies in Respect of Stock or Other
               Securities of Other Corporations                  24



                                                               Page

ARTICLE VIII - Books and Records                                25


ARTICLE IX - Shares and Their Transfer; Examination
    of Books
  	Section  1.  Certificates for Stock                           25
           2.  Transfers of Stock                               26
           3.  Regulations                                      27
           4.  Lost, Destroyed, Stolen, and
                 Mutilated Certificates                         27
           5.  Fixing Record Date                               28


ARTICLE X - Seal                                                28


ARTICLE XI - Fiscal Year                                        29


ARTICLE XII - Notices and Waivers Thereof                       29


ARTICLE XIII - Annual Financial Statement                       30


ARTICLE XIV - Amendments                                        30

                                 B Y - L A W S

                                       of

                         TEXAS INSTRUMENTS INCORPORATED


                                    ARTICLE I
                                     Offices
            Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be at 100 West Tenth Street, in the City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof is The Corporation Trust Company.
            Section 2. Other Offices. The Corporation may also have a general office in the City of Dallas, State of Texas, and may also have such other office or offices, either within or without the State of Delaware, as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

                                   ARTICLE II
                            Meetings of Stockholders
            Section 1. Annual Meetings. An annual meeting of the stockholders of the Corporation shall be held on the third Thursday in April in each year or on such other date as may be fixed from time to time by the Board of Directors, at such hour as may be specified in the notice thereof, for the purpose of electing directors and for the transaction of such other business as may properly be brought before such meeting. If any annual meeting shall not be held on the day designated or as provided herein, the Board of Directors shall cause the meeting of the stockholders to be held as soon thereafter as convenient for the election of such directors. A failure to hold the annual meeting of the stockholders at the designated time or to elect a sufficient number of directors to conduct the business of the Corporation shall not affect otherwise valid corporate acts and shall not work any forfeiture or dissolution of the Corporation.
           Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board, President or the Board of Directors, and shall be called by the Chairman of the Board, President or the Secretary at the request in writing of a majority of the Board of Directors, except as otherwise provided by law or in the Certificate of Incorporation or any amendment thereto.

            Section 3. Place of Meeting. All meetings of the stockholders for the election of directors shall be held in the City of Dallas, State of Texas, at such place within such City as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. All other meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.
            Section 4. Notice of Meetings. Except as otherwise expressly required by law or by these By-Laws, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder of record of the Corporation entitled to vote at such meeting by delivering a written or printed notice thereof to him personally or by depositing such notice in the United States mail postage prepaid, directed to the stockholder at his address as it appears upon the records of the Corporation. Every such notice shall state the place, date and hour of the meeting and, if the meeting be special, briefly, the purpose of purposes thereof. Except when expressly required by law, no publication of any notice of a meeting of the stockholders shall be required; and except when expressly required by law, no notice of any adjourned meeting of the stockholders of the Corporation need be given.
            Section 5. Quorum. At all meetings of the stockholders (except where otherwise provided by law, by the Certificate of Incorporation or by these By-Laws) stockholders holding of record a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business. Except as otherwise expressly provided by law, in the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and voting thereon may adjourn such meeting from time to time, until a quorum shall be present, without notice other than announcement at the meeting, except that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. At any adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of stockholders holding the number of shares of stock of the Corporation having voting powers required by the laws of the State of Delaware or by the Certificate of Incorporation or by these By-Laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat in person or by proxy stockholders entitled to vote thereat holding the number of shares of stock of the Corporation having voting power required in respect of such other matter or matters.
            Section 6. Voting. Except as otherwise expressly provided by law or by the Certificate of Incorporation or by these By-Laws, each stockholder of the Corporation shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the stock of the Corporation having voting powers held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5 of
Article IX of these By-Laws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock belonging to the Corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall not be voted nor counted for quorum purposes. At all meetings of the stockholders all matters except those the manner of deciding upon which shall otherwise be expressly regulated by law or by the Certificate of Incorporation or by these By-Laws, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. The vote for directors, and upon the demand of any stockholder, the vote upon any question before the meeting shall be by written ballot.
            Section 7. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare and make, at least ten (10) days before every meeting of the stockholders a complete alphabetically arranged list of the stockholders showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
            Section 8. Inspectors. Prior to each meeting of the stockholders, two Inspectors shall be appointed by the Board of Directors, or, if no such appointment shall have been made, such Inspectors shall be appointed by the Chairman of the meeting, to act thereat. Each Inspector so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his ability.
            Such Inspectors shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. The Inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an Inspector on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested other than as a stockholder.
            Section 9. Nomination of Directors; Notice of Stockholder Nominees. Except as provided in Section 6 of Article III of these By-Laws, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at an annual meeting of stockholders (a) by or at the direction of the Board of Directors or
(b) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in
this Section 9 of Article II.   Such nominations, other than those made by or
at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 70 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Company which are beneficially owned by the person, (iv) the person's written consent to serve as a director if elected, and (v) any other information relating to the person that would be required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class and number of shares of stock of the Company which are beneficially owned by the stockholder and such beneficial owner, and (iii) whether the proponent intends or is part of a group which intends to solicit proxies from other
stockholders in support of such nomination.   The Company may require any
proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.
            The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 9 of Article II, and the defective nomination shall be disregarded.
            Section 10. Business at Annual Meeting; Notice of Stockholder Business. To be properly brought before an annual meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 70 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reason for conducting such business at the meeting, (ii) the name and address of the stockholder and the beneficial owner, if any, proposing such business, (iii) the class and number of shares of stock of the Company which are beneficially owned by the stockholder and such beneficial owner, (iv) any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (v) whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal.
            Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 10 of Article II; provided, however, that nothing in this Section 10 of Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting.
            The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10 of
Article II, and any such business shall not be transacted.

                                   ARTICLE III
                                Board of Directors
            Section 1. General Powers. The property, business and affairs of the Corporation shall be managed under the direction of the Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.
            Section 2. Number, Term of Office and Qualifications. The number of directors which shall constitute the whole Board shall be fifteen (15) until changed by further resolution of the Board of Directors of the Company. Directors need not be stockholders.
            Except as provided by Section 6 of Article III of these By-Laws, the directors shall be elected annually, and each director shall continue in office until his successor shall have been elected and shall qualify or until his death or other termination of his services. No person shall be eligible for election or re-election as a director of the Corporation after attaining age seventy.
            Section 3. Election of Directors. Except as provided in Section 6 of Article III of these By-Laws, the directors shall be elected by plurality vote of the stockholders present in person or by proxy and entitled to vote at the annual meeting of the stockholders, a quorum being present.
            Section 4. Organization and Order of Business. At all meetings of the Board of Directors, the Chairman of the Board of Directors shall preside. In his absence, the President, or, in the absence of both of these officers, a member of the Board of Directors chosen by a majority of the directors present thereat, shall act as Chairman of such meeting and preside thereat. The Secretary, or, in his absence, an Assistant Secretary, or, in the absence of all of them, any person appointed by the Chairman of the meeting, shall act as secretary of such meeting.
            Section 5. Resignations. Any director of the Corporation may resign at any time by giving notice of his resignation to the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt by such Chairman of the Board, President or Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
            Section 6. Vacancies and Increases. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office although less than a quorum, or by a sole remaining director. Any vacancy not filled in such manner may be filled by the stockholders at any special meeting of the stockholders called for that purpose.
            Section 7.  Emergency By-Laws and Other Powers in Emergency.
During any emergency resulting from an attack on the United States, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency conditions, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action, the following provisions shall be applicable:
            (a) Emergency Management Committee. If a quorum of one or more committees created pursuant to Article IV of these By-Laws cannot readily be convened for action within their respective jurisdictions and a quorum of the Board of Directors cannot readily be convened to act, then all the powers and duties vested in the committee or committees or the Board of Directors so lacking a quorum shall vest, automatically, in the Emergency Management Committee, which shall consist of all readily available members of the Board of Directors. Two members shall constitute a quorum unless there is only one, in which case one shall constitute a quorum. Other provisions of these By-Laws notwithstanding, the Emergency Management Committee (1) shall call a meeting of the Board of Directors as soon as circumstances permit for the purpose of filling vacancies on the Board of Directors and its Committees and to take such other action as may be appropriate and (2) if the Emergency Management Committee determines that less than a majority of the members of the Board of Directors are available for service, shall issue a call for a special meeting of stockholders to be held at the earliest date practicable for the election of directors.
            (b) If there are no remaining directors, the officers (not exceeding the number of directors then authorized) who have at that time the longest period of employment continuous to such date uninterrupted by leave of absence in the office or offices (in the following order) of (1) Executive Vice President, (2) Group Vice President, (3) Senior Vice President, (4) Vice President, and (5) Assistant Vice President, shall be deemed directors for any meeting of the Board of Directors until the termination of the emergency, or until a meeting of the stockholders can conveniently and safely be convened, whichever shall first occur. If two or more persons shall have been elected to the same office on the same day the person or persons to be deemed a director or directors shall be the person or persons with the longest continuous period of service uninterrupted by leave of absence with the Corporation.
(c) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.
            Section 8. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time by resolution determine, or as shall be specified or fixed in these By-Laws, or in the respective notices or waivers of notice thereof.
            Section 9. Annual Meetings. After each annual election of directors the Board of Directors shall meet for the purpose of organization, the election of officers of the Corporation and the transaction of other business, as soon thereafter as practicable, at the place where the meeting of stockholders for the election of directors was held. Notice of such meeting or of any adjournment thereof need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a waiver of notice thereof in accordance with these By-Laws.
            Section 10. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall, from time to time, by resolution, determine. If no other place be fixed by resolution for such regular meetings they shall be held at the general office of the Corporation in the City of Dallas, State of Texas. Except as otherwise provided by law or by these By-Laws, notices of regular meetings need not be given. The time and place of any regular meeting may be changed on three days' notice to each director, as in the manner provided for notice of special meetings of the Board of Directors, from the Chairman of the Board of Directors, the President, or the Secretary or an Assistant Secretary.
            Section 11. Special Meetings; Notice. Special meetings of the Board of Directors, for any purpose or purposes, shall be held whenever called by the Chairman of the Board or the President. A special meeting shall be called by the Chairman of the Board, President or Secretary upon the written request of four directors, or such lesser number constituting one-half of the total number of directors at the time in office. A notice shall be given as hereinafter in this Section provided of each such special meeting, in which shall be stated the time and place of such meeting, but except as otherwise expressly provided by law or by these By-Laws, the purposes thereof need not be stated in such notice. Except as otherwise provided by law, notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable or wireless or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director, if waived by him at any time, whether before or after the meeting, in writing or by telegraph, cable or wireless, or if he shall be present at such meeting; and any special meeting of the Board shall be a legal meeting without any notice thereof having been given if all the directors of the Corporation then in office shall be present thereat.
            Section 12. Quorum and Manner of Acting. At all meetings of the Board of Directors, one-third of the total number of directors shall constitute a quorum for the transaction of business; and, except as otherwise specified in
Section 1 of Article IV, Section 4 of Article V, and Article XIV of these By-Laws, and except as may otherwise be expressly provided by law or by the Certificate of Incorporation, the act of a majority of the directors present shall be the act of the Board of Directors. Members of the Board of Directors may participate in any meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in the meeting shall constitute presence in person at such meeting. In the absence of a quorum at any meeting, it may be adjourned, from time to time, until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. The directors shall act only as a Board and the individual directors shall have no power as such.
            Section 13. Compensation. The Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the Corporation or to any director member of any Committee who shall not otherwise be in the employ of the Corporation or of any subsidiary of the Corporation, either as his annual compensation as such director, member of such committee or as compensation for his attendance at any annual, regular, or special meeting of the Board or of such committee or other activities as a director; and the Board of Directors may also likewise provide that the Corporation shall reimburse each such director or member of such committee for any expenses paid by him on account of his attendance at any such meeting or his engaging in other activities as a director. Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the directors and none of the members of any committee of directors of the Corporation contemplated by these By-Laws or otherwise provided for by resolution of the Board of Directors shall, as such, receive any stated compensation for his services. Nothing in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                           Committees of Directors
            Section 1.  Appointment of Committees.   The Board of Directors
may, by resolution passed by a majority of the whole Board, designate one or more "Board Committees", each Committee to consist of one or more of the directors of the Corporation which, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise, as authorized by the Board, the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as an alternative member of any committee, who may replace any absent or disqualified member at any meeting of the Committee. Such Board Committee or Committees shall serve during the pleasure of the Board of Directors, and shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.
            In addition, the Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more "Board Appointed Committees" consisting of one or more of the directors of the Corporation and such other members as it may designate to have such powers and duties as the Board of Directors may determine. No additional compensation shall be paid to such other members who are company executives in connection with their attendance at meetings of Board Appointed Committees. The term and names of such Board Appointed Committees shall be determined from time to time by resolution adopted by the Board of Directors.
            Section 2.  Procedure.   A majority of all the members of any
committee appointed pursuant to this Article IV may fix its rules of procedure, determine its action, and fix the time and place, within or without the State of Delaware, of its meetings, and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Unless the Board of Directors shall otherwise by resolution provide, the members of any committee appointed pursuant to this Article IV may participate in any meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in the meeting shall constitute presence in person at such meeting. The Board of Directors shall have power at any time to change the members of any such committee, to fill vacancies therein, and to discharge any such committee, either with or without cause.
            Section 3.  Minutes of Committee Proceedings.   The Board
Committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

                                    ARTICLE V
                                     Officers
            Section 1. Principal Officers. The principal officers of the Corporation shall be a Chairman of the Board of Directors and a President, who may be the same person, and there may be one or more Vice Chairmen of the Board of Directors (if any), one or more Executive Vice Presidents, one or more Group Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, and a Treasurer, all of whom shall be subject to the control of the Board of Directors. The Board of Directors may designate a Chief Executive Officer and a Chief Operating Officer.
            Section 2. Election and Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at the first meeting thereof held after the annual meeting of stockholders for the election of officers. Each principal officer shall hold office until his successor shall have been duly chosen and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
            Section 3. Additional Officers and Agents. In addition to the principal officers designated in Section 1 of Article V of these By-Laws, the Board of Directors may from time to time appoint such other officers and agents as the Board may deem necessary or advisable, including one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller and an Assistant Controller, each of which officers and agents shall be subject to the control of the Board of Directors and shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors or the President may from time to time determine. The Board of Directors may also delegate to any principal officer or committee established by the Board of Directors the power to appoint any such additional officers and agents. The fidelity of any of such additional officers and agents may be secured by bond or otherwise as the Board of Directors may determine.
            Section 4. Removal. Except where otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers and agents of the Corporation, elected or appointed by the Board of Directors, may be removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board of Directors at any regular meeting, or at any special meeting called for the purpose, if notice of the regular or special meeting gave notice of the proposed removal. Also, except where otherwise expressly provided in a contract duly authorized by the Board of Directors, all other officers shall hold their office, agency or employment at the discretion of, and may be removed or discharged, with or without cause, by the Board of Directors, by the committee or officer that appointed them or by any superior officer upon whom such power of removal may be conferred by the Board of Directors.
            Section 5. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or to the Chairman of the Board or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt by the Board of Directors or such Chairman of the Board or President or Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
            Section 6. Vacancies. A vacancy in any office due to death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular appointments or elections to such office.
            Section 7. Chairman of the Board of Directors. The Chairman of the Board of Directors shall be under the direction of the Board of Directors and shall have the primary responsibility for the effective operation of the Board. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders. In any prolonged absence or incapacity of the President, he shall perform all the duties and functions and exercise all the powers of the President.
            Section 8. President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation under the supervision and direction of the Board and shall have the primary responsibility for carrying out the policies of the Board. When the President is absent temporarily in the ordinary course of business, he is authorized to designate another senior officer to act in his behalf during his absence. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, and checks, notes and orders for the payment of money, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered.
            Section 9. Inability of Chairman of the Board and President to Act. If the President and the Chairman of the Board are unable to act, the Board shall determine by resolution who shall perform the duties of the President and Chairman of the Board.
            Section 10. Executive Vice Presidents, Group Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive Vice President, Group Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe and shall perform such other duties as may be prescribed by these By-Laws.
            Section 11. The Secretary. The Secretary shall attend and keep the minutes of meetings of the stockholders, of the Board of Directors and (unless the Board designates a secretary or secretaries for a committee or committees) of all committees, in one or more books provided for that purpose; give notice of all meetings in accordance with these By-Laws and as required by law; have charge of the seal of the Corporation; he may sign with the Chairman of the Board, President, Executive Vice President, Group Vice President, Senior Vice President, Vice President, or Assistant Vice President, in the name of the Corporation, all contracts and instruments of conveyance authorized by the Board of Directors, or by any committee thereunto duly authorized, and, when so ordered or authorized he shall affix the seal of the Corporation thereto; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any Director, upon application at the office of the Corporation during business hours; prepare and submit to the Board of Directors or the President such reports and data as may be requested of him; and in general perform all the duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him by the Board of Directors or the President. The Board of Directors may from time to time delegate to another officer or person any of the duties usually performed by the Secretary to the extent permitted by law.
            Section 12. The Assistant Secretary. At the request of the Secretary or in the event of his absence or inability to act, the Assistant Secretary or, if there be more than one, any of the Assistant Secretaries, shall (unless the Board directs otherwise) perform the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the President, the Secretary, or the Board of Directors.
            Section 13. The Treasurer. The Treasurer shall be under the direction of the officer who has been designated by the Board of Directors.
The principal financial officer of the Corporation may also hold the position of Treasurer if so approved by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine (and in the event such bond be required, a new bond shall be taken at least every six years). The Treasurer shall have charge and custody of, and be responsible for, all funds, securities, notes, valuable effects and financial records of the Corporation, receive and give receipt for moneys due and payable to the Corporation from any sources whatsoever; when necessary or proper he shall endorse on behalf of the Corporation for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; he shall cause such funds of the Corporation to be disbursed by checks or drafts on the authorized banks or depositaries of the Corporation signed as provided in these By-Laws or by resolution of the Board of Directors; he shall be responsible for the accuracy of the amounts of, and cause to be preserved, proper vouchers for all moneys so disbursed; he shall enter or cause to be entered regularly in the books of the Corporation, to be kept by him or under his supervision for that purpose, a full and accurate account of all the moneys received and paid by him on account of the Corporation; he shall render to the Board of Directors, the Chairman of the Board, or the President, whenever they shall require him so to do, a statement of the cash account and such other financial statements as may be prepared from the financial records, and as soon as may be practicable after the close of each fiscal year make and submit to the Board of Directors like report or reports for such fiscal year; and in general perform all the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to him by the Board of Directors or the President. The Board of Directors may from time to time delegate to another officer or person any of the duties usually performed by the Treasurer to the extent permitted by law.
            Section 14. The Assistant Treasurer. If required by the Board of Directors, the Assistant Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine (and in the event such bond be required, a new bond shall be taken at least every six years). At the request of the Treasurer or in the event of his absence or inability to act, the Assistant Treasurer or, if there be more than one, any of the Assistant Treasurers, shall (unless the Board directs otherwise) perform the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the President, the Treasurer, or the Board of Directors.
            Section 15. Salaries. The salaries of all officers of the Corporation shall be determined or provided for from time to time by the Board of Directors. No officer shall be prevented from receiving any such salary because he is also a member of the Board of Directors.

                                  ARTICLE VI
                  Limitation of Liability and Indemnification of
                          Directors, Officers and Certain
                         Representatives of the Corporation
            Section 1. Limitation of Liability. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken in good faith as a director, member of a directors' committee or officer of the Corporation, if such person exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs. Without limitation on the foregoing, any such person shall be deemed to have exercised or used such degree of care and skill if he took or omitted to take such action in reliance in good faith upon advice of counsel for the Corporation, or the books of account or other records of the Corporation, or reports or information made or furnished to the Corporation by any officials, accountants, engineers, agents or employees of the Corporation, or by an independent certified public accountant or auditor, engineer, appraiser or other expert employed by the Corporation and selected with reasonable care by the Board of Directors, by any such committee or by an authorized officer of the Corporation.
            Section 2. Indemnification of Directors, Officers and Employees. The Corporation shall indemnify, in the manner and to the full extent permitted by the laws of the State of Delaware, any former or present director, officer or employee of the Corporation or of any subsidiary of the Corporation (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving any other enterprise at the request of the Corporation; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized in advance by the Board of Directors of the Corporation. The Corporation may, to the full extent permitted by the laws of the State of Delaware, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by the laws of the State of Delaware, the indemnification provided herein shall include expenses (including attorney's fees), judgments, fines and amounts paid in settlement. In the manner provided by law, any such expenses may be, and any such expenses incurred by any former or present director or officer of the Corporation shall be, paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. No amendment to or repeal of this Section 2 of Article VI shall apply or be effective to limit or reduce the indemnification rights provided under this Section 2 of Article VI with respect to any acts or omissions occurring prior to such amendment or repeal.

                                   ARTICLE VII
                     Contracts, Checks, Drafts, Bank Accounts,
                             Books and Records, etc.
            Section 1. Execution of Contracts. The Board of Directors may authorize any officer or officers or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.
            Section 2. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized (i) by the Board of Directors, or (ii) by a Committee of the Board if the Board of Directors has delegated to any such Committee the power to make such authorizations. When so authorized any officer or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized so to do by the Board of Directors, and, if required by law, by the stockholders, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute deeds of trust, and instruments of mortgage or pledge, or otherwise transfer said property.
            Section 3. Checks, Drafts, etc. All checks, drafts, orders for the payment of money, obligations and bills of exchange shall be signed or endorsed (except endorsements for collection for the account of the Corporation or for deposit to its credit) by such officer or officers, employee or employees or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. Each of such officers and employees shall give such bond, if any, as the Board of Directors shall determine.
            Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in one or more of such banks, trust companies or other depositaries as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation to whom such power is so delegated.
            Section 5. General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with one or more of such banks, trust companies or other depositaries as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.
            Section 6. Proxies in Respect of Stock or Other Securities of Other Corporations. Unless otherwise provided by resolutions adopted by the Board of Directors, the Chairman of the Board, the President, any Executive Vice President, any Group Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of the Corporation, or any one or more of them shall have full power and authority to exercise in the name and on behalf of the Corporation all the powers and rights, including the right to vote and consent, which the Corporation may have as the holder of stock or other securities in any other corporation, and from time to time to appoint an attorney or attorneys or an agent or agents, or proxy or proxies with like power and authority in respect of such stock or other securities, and may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he or they may deem necessary or proper in order that the Corporation may exercise its said powers and rights. The Board of Directors from time to time may by resolution confer like powers and authority upon any other person or persons.

                                  ARTICLE VIII
                                Books and Records
            The books and records of the Corporation may be kept outside of the State of Delaware, at the general office of the Corporation in Dallas, Texas, or at such other place or places as may be from time to time designated or selected by the Board of Directors.

                                   ARTICLE IX
                              Shares and Their Transfer;
                               Examination of Books
            Section 1. Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate in such form not inconsistent with the Certificate of Incorporation as the Board of Directors shall prescribe, certifying the number and class of shares of stock of the Corporation owned by him. The certificates representing shares of the respective classes of such stock (if there be more than one) shall state the name of the person owning the shares represented thereby, shall be numbered in the order in which they shall be issued, and shall be signed in the name of the Corporation by the Chairman of the Board or the President or an Executive Vice President or a Group Vice President or a Senior Vice President or a Vice President or by the Treasurer or the Secretary or an Assistant Treasurer or an Assistant Secretary of the Corporation and its seal shall be affixed thereto; provided, however, that where such certificate is countersigned by (1) a transfer agent other than the Corporation or its employee, or (2) a registrar other than the Corporation or its employee, if the Board of Directors shall by resolution so authorize, any of the signatures of the foregoing officers of the Corporation and the seal of the Corporation may be facsimile. In case any officer of the Corporation, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the person owning the shares represented by each certificate, the number of shares, and the date of issue shall be entered on the stock ledger of the Corporation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and a new certificate or certificates shall not be issued in exchange for any existing certificate, until such existing certificate shall have been so cancelled, except in cases provided for in
Section 4 of Article IX.
            Section 2. Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as provided in Section 3 of Article IX, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock are registered on the books of the Corporation shall be deemed and treated as the owner thereof for all purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.
            Section 3. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.
            Section 4. Lost, Destroyed, Stolen, and Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft, or mutilation of the certificate therefor, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, destroyed, stolen, or mutilated, upon the surrender of the mutilated certificate, or in the case of loss, destruction, or theft of the certificate, upon satisfactory proof of such loss, destruction, or theft. The Board of Directors may, in its discretion, as a condition precedent to the issuance of a new certificate, require the owner of the lost, destroyed, or stolen certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board shall in its uncontrolled discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction, or theft of any such certificate, or the issuance of such new certificates.
            Section 5. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.
            A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                    ARTICLE X
                                      Seal
            The corporate seal of the Corporation shall be in the form of a circle and shall bear the full name of the Corporation, the state and year of incorporation, and the words "Corporate Seal." Said seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced. The seal shall be retained by the Secretary. A duplicate of the seal may be kept and used by the Treasurer, by an Assistant Secretary or Assistant Treasurer, or by any other employee authorized by resolution of the Board of Directors.

                                   ARTICLE XI
                                   Fiscal Year
            The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

                                   ARTICLE XII
                            Notices and Waivers Thereof
            Whenever under the provisions of the law of the State of Delaware, of the Certificate of Incorporation, or these By-Laws notice of any nature is required to be given to any director, officer or stockholder, unless otherwise provided by law or expressly provided by these By-Laws, such notice may be given personally, or it may be given in writing by depositing the same in the post office or a letter box maintained and kept by the United States Government in a postpaid sealed envelope addressed to such director, officer or stockholder at such address as appears upon the books of the Corporation, or, in default of other address, to such director, officer or stockholder at the general post office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed; a waiver of such notice in writing signed by the person or persons entitled to such notice, or a telegram, cable or wireless sent by such person, whether before or after the time stated therein shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.
                                 ARTICLE XIII
                            Annual Financial Statement
            The Board of Directors shall cause to be published and submitted to the stockholders, at least fifteen days in advance of their annual meeting, the Corporation's annual financial statement covering the previous fiscal year, and containing such other information and data as the Board of Directors may deem appropriate.

                                    ARTICLE XIV
                                    Amendments
            These By-Laws, as they shall be a any time and whether or not previously altered, amended or added to, may be made, altered, amended or repealed from time to time by the Board of Directors by the affirmative vote of a majority of the authorized number of directors at any regular or special meeting of directors if notice of the proposed change was contained in the notice of such meeting. The stockholders also, by the affirmative vote of a majority of the stock issued, outstanding and entitled to vote may from time to time make, alter, amend or repeal the By-Laws at any regular or special meeting if notice of the proposed change was contained in the notice of the meeting; and any addition, alteration, amendment or repeal effected by the Board of Directors may be altered, amended or repealed by the stockholders in the manner hereinabove set forth.